Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-257651) of PolyPid Ltd., and
(2)	Registration Statement (Form S-8 No. 333-239517) pertaining to the equity incentive plan of PolyPid Ltd.;

of our report dated February 28, 2022, with respect to the consolidated financial statements of PolyPid Ltd. included in this Annual Report (Form 20-F) of PolyPid Ltd. for the year ended December 31, 2021.

/s/ Kost Forer Gabbay & Kasierer
February 28, 2022 Haifa, Israel	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global